Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard W. Mott, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Kyphon Inc. on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Kyphon Inc.

Date:	May 7, 2004	By:	/s/ Richard W. Mott

Richard W. Mott President, Chief Executive Officer and Director (Principal Executive Officer)

I, Jeffrey L. Kaiser, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Kyphon Inc. on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Kyphon Inc.

Date:	May 7, 2004	By:	/s/ Jeffrey L. Kaiser

Jeffrey L. Kaiser Vice President of Finance and Administration, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)